As filed with the Securities and Exchange Commission on June 29, 1998
                                                     Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                         THE BEAR STEARNS COMPANIES INC.
             (Exact Name of Registrant as Specified in its Charter)



               DELAWARE                                   13-3286161
(State or Other Jurisdiction                (I.R.S. Employer Identification No.)
 of Incorporation or Organization)


                                 245 PARK AVENUE
                            NEW YORK, NEW YORK 10167
                                 (212) 272-2000
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                         THE BEAR STEARNS COMPANIES INC.
                            CAPITAL ACCUMULATION PLAN
                          FOR SENIOR MANAGING DIRECTORS
                              (FULL TITLE OF PLAN)


                              WILLIAM J. MONTGORIS
                             CHIEF OPERATING OFFICER
                         THE BEAR STEARNS COMPANIES INC.
                                 245 PARK AVENUE
                            NEW YORK, NEW YORK 10167
                                 (212) 272-2000
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:

                              DENNIS J. BLOCK, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000


                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                 Proposed Maximum       Proposed Maximum           Amount of
  Title of Each Class of Securities to       Amount to be       Offering Price Per     Aggregate Offering        Registration
              be Registered                Registered(1) (3)          Unit(2)               Price(2)               Fee(2)(3)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per
share....................................       13,423               $54.46875              $731,135                $216
===================================================================================================================================

(1) Plus such indeterminate number of shares pursuant to Rule 416 as may be issued in respect of stock splits, stock dividends and similar transactions.
(2) Pursuant to Rule 457 under the Securities Act of 1933, the proposed maximum aggregate offering price and the registration fee are based upon the average of the high and low prices per share of the Registrant's Common Stock reported on the New York Stock Exchange Composite Tape on June 23, 1998.
(3) Represents the registration of additional shares of Common Stock. An aggregate of 2,984,898 shares was previously registered on Form S-8 (Registration No. 333-57661) on June 25, 1998. A filing fee of $47,963 associated with such 2,984,898 shares was paid with the prior registration statement.

Pursuant to Rule 429 under the Securities Act of 1933, the Reoffer Prospectus included in this Registration Statement is a combined prospectus and relates to this Registration Statement and Registration Statement No. 333-57661 previously filed by the Registrant on Form S-8 on June 25, 1998.

                                Explanatory Note
                                ----------------

         The contents of an earlier Registration Statement on Form S-8 in respect of 2,984,898 shares of Common Stock, as filed with the Securities and Exchange Commission on June 25, 1998 (No. 333-57661), are hereby incorporated by reference as permitted by General Instruction E of Form S-8.

         This Registration Statement is being filed solely for purposes of registering the Shares for resale by the Selling Shareholders. The reoffer prospectus which is filed as a part of this Registration Statement has been prepared in accordance with the requirements of Form S-3, and pursuant to General Instruction C of Form S-8 may be used for reoffers or resales of the Shares that have been acquired by the Selling Shareholders.

REOFFER PROSPECTUS


                         THE BEAR STEARNS COMPANIES INC.

                    COMMON STOCK (PAR VALUE $1.00 PER SHARE)

     2,998,321 SHARES OF COMMON STOCK UNDER THE BEAR STEARNS COMPANIES INC.
             CAPITAL ACCUMULATION PLAN FOR SENIOR MANAGING DIRECTORS


         This Prospectus is being used in connection with the offering from time to time by certain employees (the "Selling Shareholders") of The Bear Stearns Companies Inc., a Delaware corporation (the "Company"), and/or its subsidiaries, of up to 2,998,321 shares (the "Shares") of common stock, par value $1.00 per share, of the Company (the "Common Stock"), which have been acquired by them pursuant to the Company's Capital Accumulation Plan for Senior Managing Directors (the "Plan"). Unless the context indicates or requires otherwise, references in this Prospectus to the "Company" are to The Bear Stearns Companies Inc. and its subsidiaries.

         The Shares are being sold by the Selling Shareholders acting as principals for their own account. The Company will not be entitled to any of the proceeds from such sales.

         The Selling Shareholders may sell the Shares from time to time in one or more transactions (which may involve one or more block transactions) on the New York Stock Exchange (the "NYSE"), in sales occurring in the public market off such exchange, in privately negotiated transactions, or in a combination of such transactions; each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices; some or all of the Shares may be sold through brokers acting on behalf of the Selling Shareholders or to dealers for resale by such dealers; and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts, fees or commissions from the Selling Shareholders and/or the purchasers of such shares for whom they may act as broker or agent (which discounts, fees or commissions are not anticipated to exceed those customary in the types of transactions involved). However, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), may be sold under Rule 144 rather than pursuant to this Prospectus. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other expenses incurred by individual Selling Shareholders will be borne by each such Selling Shareholder.

         The Selling Shareholders and any dealer acting in connection with the offering of any of the Shares or any broker executing selling orders on behalf of the Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of any or all of the Shares by them and any discounts or concessions received by any such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

         Bear, Stearns & Co. Inc. ("Bear Stearns") and/or Bear, Stearns Securities Corp. ("BSSC"), subsidiaries of the Company, may act as a broker on behalf of one or more of the Selling Shareholders in connection with this offering and may receive fees or commissions in connection therewith (which fees or commissions are not expected to exceed those customary in the types of transactions involved). See "Plan of Distribution."

         The Common Stock is traded on the NYSE. On June 26, 1998, the closing price of the Common Stock as reported on the NYSE Composite Tape was $58-9/16 per share.

                       ----------------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PRO-
              SPECTUS OR ANY SUPPLEMENT HERETO. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ----------------------
                                  JUNE 29, 1998

                                  ------------

         NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                               ------------------


                                TABLE OF CONTENTS
                                                                          PAGE
                                                                          ----

Available Information........................................................3
Incorporation of Certain Documents by Reference..............................4
The Company..................................................................5
Selling Shareholders.........................................................5
Plan of Distribution.........................................................9
Experts......................................................................9



                              AVAILABLE INFORMATION

       The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or at its Regional Offices located at the Citicorp Center, 5000 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, 13th Floor, New York, New York 10048, and copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such information may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. Reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

       This Prospectus constitutes a part of a Registration Statement filed by the Company with the Commission under the Securities Act. This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Shares. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The following documents filed by the Company with the Commission pursuant to Section 13 of the Exchange Act (File No. 1-8989) are incorporated herein by reference: (i) the Annual Report on Form 10-K (including the portions of the Company's Annual Report to Stockholders and Proxy Statement incorporated by reference therein) for the fiscal year ended June 30, 1997 (the "1997 Form 10-K"), (ii) the Quarterly Reports on Form 10-Q for the quarters ended September 26, 1997, December 31, 1997 and March 27, 1998 and (iii) the Current Reports on Form 8-K dated July 29, 1997, August 13, 1997, October 14, 1997, October 28, 1997, January 14, 1998, January 15, 1998, January 21, 1998, January 30, 1998,
April 1, 1998, April 1, 1998 (Form 8-K/A), April 6, 1998, April 15, 1998, June
10, 1998, and June 19, 1998. The description of the Common Stock, which is registered under Section 12 of the Exchange Act, is set forth under the caption "Description of Capital Stock" contained in the Company's Registration Statement on Form 10, dated September 19, 1985, and is also hereby incorporated herein by reference. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

       Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

       The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all documents incorporated by reference into this Prospectus except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Corporate Communications Department, The Bear Stearns Companies Inc., 245 Park Avenue, New York, New York 10167; telephone number (212) 272-2000.

                                   THE COMPANY

       The Company is a holding company that, through its principal subsidiaries, Bear, Stearns & Co. Inc. ("Bear Stearns") and Bear, Stearns Securities Corp. ("BSSC"), is a leading United States investment banking, securities trading and brokerage firm serving corporations, governments, institutional and individual investors worldwide. The business of the Company includes: market-making and trading in corporate, United States Government, government-agency, mortgage-related, asset-backed and municipal securities; trading in options, futures, foreign currencies, interest-rate swaps and other derivative products; securities and commodities arbitrage; securities, options and commodities brokerage; underwriting and distributing securities; providing securities clearance services; financing customer activities; securities lending; arranging for the private placement of securities; assisting in mergers, acquisitions, restructurings and leveraged transactions; providing other financial advisory services; making principal investments in leveraged acquisitions; acting as specialist on the floor of the New York Stock Exchange ("NYSE"); providing fiduciary and other services, such as real estate brokerage, investment management and investment advisory; and securities research.

       The Company's business is conducted from its principal offices in New York City; from domestic regional offices in Atlanta, Boston, Chicago, Dallas, Los Angeles and San Francisco; from representative offices in Beijing, Geneva, Hong Kong, Lugano and Shanghai; through international subsidiaries in Buenos Aires, Dublin, Hong Kong, London, Paris, Sao Paulo, Singapore and Tokyo; and through joint ventures with other firms in Belgium, Madrid, Paris and the Philippines. The Company's foreign offices provide services and engage in investment activities involving foreign clients and international transactions. The Company provides trust-company services through its subsidiary, Custodial Trust Company, located in Princeton, New Jersey.

       Bear Stearns and BSSC are broker-dealers registered with the Commission. They also are members of the NYSE, all other principal United States securities and commodities exchanges, the National Association of Securities Dealers, Inc. (the "NASD") and the National Futures Association. Bear Stearns is a "primary dealer" in United States government securities, as designated by the Federal Reserve Bank of New York.

       The Company is incorporated in Delaware. The principal executive office of the Company is located at 245 Park Avenue, New York, New York 10167; its telephone number is (212) 272-2000.


                              SELLING SHAREHOLDERS

       This Prospectus relates to shares of Common Stock that have been acquired under the Plan by the Selling Shareholders. The address of each Selling Shareholder is c/o The Bear Stearns Companies Inc., 245 Park Avenue, New York, New York 10167.

       The Selling Shareholders are employees of the Company and are Senior Managing Directors of Bear Stearns. The following table sets forth the name and principal position or positions over the past three years with the Company of each Selling Shareholder (other than such Selling Shareholder's current position as a Senior Managing Director of Bear Stearns) and (a) the number of shares of Common Stock each Selling Shareholder beneficially owned as of June 5, 1998; (b) the number of shares of Common Stock acquired by each Selling Shareholder pursuant to the Plan and being registered hereby, some or all of which shares may be sold pursuant to this Prospectus; and (c) the number of shares of Common Stock and the percentage, if 1% or more, of the total class of Common Stock outstanding to be beneficially owned by each Selling Shareholder following this offering, assuming the sale pursuant to this offering of all Shares acquired by such Selling Shareholder pursuant to the Plan and registered hereby. There is no assurance that any of the Selling Shareholders will sell any or all of the Shares offered by them hereunder.

       This table reflects all Selling Shareholders who are eligible to resell and the number of Shares available to be resold by such Selling Shareholders.


           Selling Shareholders                        Shares            Shares Covered               Shares Beneficially
              and Principal                         Beneficially             by This               Owned After This Offering
        Positions with the Company                Owned (1)(2)(3)          Prospectus                    Number Percent
        --------------------------                ---------------         ------------                   --------------
         Stephen M. Ackerman                                19,676              19,676                       0           0
         Edward Almeida                                     15,831               7,053                   8,778           *
         Elliot Baim                                        14,267              14,188                      79           *
         J. Bradford Barnes                                 16,914              16,914                       0           0
         Jeffrey C. Bernstein                               10,516               8,567                   1,949           *
         Denis A. Bovin (a)                                 92,891              92,891                       0           0
         Damion Carufe                                      17,883              17,159                     724           *
         Daniel A. Celentano                                39,302              16,378                  22,924           *
         Pasquale Cestaro, III                              14,117               8,189                   5,928           *
         Peter D. Cherasia (a)                              46,515              45,963                     552           *
         John J. Chimento                                   25,239              24,088                   1,151           *
         Marshall W. Coburn                                102,982             102,982                       0           0
         Michael Cohen                                       9,284               9,284                       0           0
         David Connelly                                     14,841              14,841                       0           0
         Kathleen A. Costine                                 7,719               7,719                       0           0
         Daniel R. Delahanty                                44,259              15,207                  29,052           *
         Yan Erlikh                                        103,298             102,982                     316           *
         Howel T. Evans                                     10,865              10,202                     663           *
         Marc H. Feuer                                       5,767               5,767                       0           0
         Michael B. Frankel                                 20,845              11,756                   9,089           *
         Paul M. Friedman                                   23,281              17,135                   6,146           *
         Barry A. Ganz                                      27,372              27,372                       0           0
         Bruce E. Geismar (a) (4)                          133,739              39,497                  94,242           *
         David H. Glaser                                    58,894              44,129                  14,765           *
         Ronald M. Hersch                                    8,794               8,794                       0           0
         Patricia A. Jehle                                  14,864              14,864                       0           0
         William Jennings, Jr.                             322,595              22,433                 300,162           *
         Brian C. Jerome                                    10,288              10,250                      38           *
         Daniel Keating (a) (5)                            187,528              31,354                 156,174           *
         Frederick N. Khedouri                              23,223              22,145                   1,078           *
         Hans Rudolf Kunz                                   13,423              13,423                       0           0
         Curtis S. Lane                                     87,936              87,936                       0           0
         Andrew F. Lawrence (6)                            170,065               9,990                 160,075           *
         Marshall J. Levinson                                8,979               8,053                     926           *
         Bruce M. Lisman (a)                               236,092              62,708                 173,384           *
         Anthony J. Magro                                   15,621              15,621                       0           0
         Thomas Marano                                     125,734             123,165                   2,569           *
         William D. McLaughlin                             149,254              22,675                 126,579           *
         Richard L. Metrick                                 48,181              46,924                   1,257           *
         Michael Minikes (a) (7)                           587,601             208,942                 378,659           *
          Treasurer
         Dominick J. Mondi                                  30,617              30,617                       0           0



           Selling Shareholders                        Shares            Shares Covered               Shares Beneficially
              and Principal                         Beneficially             by This               Owned After This Offering
        Positions with the Company                Owned (1)(2)(3)          Prospectus                    Number Percent
        --------------------------                ---------------         ------------                   --------------

         William J. Montgoris (a)                          275,412              83,253                 192,159           *
          Chief Operating Officer
         Donald R. Mullen, Jr.                             162,918             162,918                       0           0
         Steven B. Nakovich, Jr.                            10,862              10,323                     539           *
         Salvatore Naro                                      9,067               9,067                       0           0
         Craig M. Overlander                                68,159              67,511                     648           *
         Arthur J. Pacheco                                  20,495              20,435                      60           *
         Aldo Parcesepe                                    124,690              44,139                  80,551           *
         Terese D. Payne                                    93,488              39,405                  54,083           *
          (Leave of Absence)
         Edward Raice                                       49,598              46,561                   3,037           *
         Joseph P. Riccardo                                 45,816              22,705                  23,111           *
         E. John Rosenwald (a) (8)                         276,948               6,025                 270,923           *
         Lewis A. Sachs (a)                                304,412             304,292                     120           *
         Michael D. Sargent                                 77,146              15,448                  61,698           *
         David M. Schoenthal                                20,109              20,061                      48           *
         Clark Schubach                                     36,303              11,319                  24,984           *
         Theodore M. Serure                                 16,081              15,950                     131           *
         Douglas A. Sharon                                  53,031              53,031                       0           0
         David M. Solomon (a)                               74,663              74,663                       0           0
         Warren Spector (a) (9)                            287,955             138,121                 149,834           *
          Executive Vice President
         George Spehar                                      22,492              22,433                      59           *
         Robert M. Steinberg (a) (10)                    1,289,782              87,845               1,201,937         1.06%
         Phillip Stern                                       8,809               8,809                       0           0
         Michael L. Tarnopol (a)                           755,594             295,594                 460,000           *
         Michael Winchell                                   19,690              18,580                   1,110           *



----------------------

* Less than one (1%) percent.

(a)      Former member of the Board of Directors of the Company.

1. Nature of beneficial ownership is sole voting and investment power except as indicated in subsequent notes.

2. Includes shares of Common Stock owned by the Selling Stockholders through The Bear Stearns Companies Inc. Employee Stock Ownership Plan (the "ESOP"). Shares owned by the ESOP that are allocated to employees' accounts are voted on a "pass through" basis by the employees to whose accounts such shares are allocated. Shares not allocated to accounts and allocated shares for which voting directions have not been received are voted by the trustee of the ESOP in proportion to the manner in which allocated shares are directed to be voted by participants in the ESOP.

3. Does not include an aggregate of 11,147,529 shares underlying units credited under the Plan to the indicated individuals because such individuals neither have the present ability to direct the vote nor the ability to dispose of such shares and will not have such rights within 60 days.

4. Does not include 924 shares of Common Stock owned by a child of Mr. Geismar, as to which shares Mr. Geismar disclaims beneficial ownership.

5. Includes 1,962 shares of Common Stock held by Mr. Keating as custodian for his children.

6.       Mr. Lawrence also has a short position of 52,575 shares of Common
         Stock.

7. Does not include 1,616 shares of Common Stock owned by Mr. Minikes' wife, as to which shares Mr. Minikes disclaims beneficial ownership. Mr. Minikes also has a short position of 120,000 shares of Common Stock.

8. Does not include 968 shares of Common Stock owned by Mr. Rosenwald's wife and 316 shares of Common Stock owned by a child, as to which shares Mr. Rosenwald disclaims beneficial ownership.

9. Does not include 551 shares of Common Stock owned by Mr. Spector's wife, as to which shares Mr. Spector disclaims beneficial ownership.

10. Does not include 65,394 shares of Common Stock held by a trust established for Mr. Steinberg's children with respect to which Mr. Steinberg's wife acts as trustee and as to which shares Mr. Steinberg disclaims beneficial ownership. Includes 10 shares of Common Stock owned by a child of Mr. Steinberg. Mr. Steinberg also has a short position of 87,500 shares of Common Stock.

                              PLAN OF DISTRIBUTION

       The Shares are being sold by the Selling Shareholders acting as principals for their own account. The Company will not be entitled to any proceeds from the sale of any Shares sold by the Selling Shareholders as part of this offering.

       The Selling Shareholders may sell the Shares from time to time in one or more transactions (which may involve one or more block transactions) on the NYSE, in sales occurring in the public market off such exchange, in privately negotiated transactions, or in a combination of such transactions; each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices; some or all of the Shares may be sold through brokers acting on behalf of the Selling Shareholders or to dealers for resale by such dealers; and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts, fees or commissions from the Selling Shareholders and/or the purchasers of such shares for whom they may act as broker or agent (which discounts, fees or commissions are not anticipated to exceed those customary in the types of transactions involved). However, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other expenses incurred by individual Selling Shareholders will be borne by each such Selling Shareholder.

       The Selling Shareholders and any dealer acting in connection with the offering or any broker executing selling orders on behalf of the Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of any or all of the Shares by them and any discounts or concessions received by any such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

       Any broker or dealer participating in any distribution of Shares in connection with this offering may be deemed to be an "underwriter" within the meaning of the Securities Act and may be required to deliver a copy of this Prospectus, including a Prospectus Supplement, to any person who purchases any of the Shares from or through such broker or dealer.

       Bear Stearns may act as a broker on behalf of one or more of the Selling Shareholders in connection with the offering of the Shares and may receive fees or commissions in connection therewith (which fees or commissions are not expected to exceed those customary in the types of transactions involved). Bear Stearns is a member firm of the NASD and its activities in connection with the offering will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

       In order to comply with the securities laws of certain states, if applicable, the shares will be sold only through registered or licensed brokers or dealers.


                                     EXPERTS

       The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from the Company's 1997 Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS.


        4(a)(1)    --      Restated Certificate of Incorporation of the
                           Registrant (incorporated by reference to Exhibit 4(a) to the Registration Statement on Form S-3 (File No.
                           333-57083).

         4(a)(2)    --     Certificate of Stock Designation relating to the
                           Registrant's Adjustable Rate Cumulative Preferred
                           Stock, Series A (incorporated by reference to Exhibit
                           4(a)(6) to the Registration Statement on Form S-8
                           (File No. 33-49979)).

         4(a)(3)    --     Certificate of Stock Designation relating to the
                           Registrant's Cumulative Preferred Stock, Series B
                           (incorporated by reference to Exhibit 4(a)(12) to the Registration Statement on Form S-8 (File No.
                           33-49979)).

         4(a)(4)    --     Certificate of Stock Designation relating to the
                           Registrant's Cumulative Preferred Stock, Series C
                           (incorporated by reference to Exhibit 4(a)(13) to the Registration Statement on Form S-8 (File No.
                           33-49979)).

         4(a)(5)    --     Certificate of Stock Designation relating to the
                           Registrant's Cumulative Preferred Stock, Series E
                           (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on January
                           14, 1998).

         4(a)(6)    --     Certificate of Stock Designation relating to the
                           Registrant's Cumulative Preferred Stock, Series F
                           (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on April 20,
                           1998).

         4(a)(7)    --     Certificate of Stock Designation relating to the
                           Registrant's Cumulative Preferred Stock, Series G
                           (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on June 18,
                           1998).

         4(b)       --     Amended and Restated By-laws of the Registrant
                           (filed as Exhibit (3)(b) to the Registrant's
                           Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1997).

         23         --     Consent of Deloitte & Touche LLP.

         24         --     Power of attorney (included in the signature pages
                           to the Registration Statement).



         An opinion of counsel (Exhibit Number 5) is not being filed since the securities being registered are not original issuance securities.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 29th day of June, 1998.


                                         THE BEAR STEARNS COMPANIES INC.


                                           By:      /s/ William J. Montgoris
                                                    ----------------------------
                                                        William J. Montgoris
                                                        Chief Operating Officer


                  We, the undersigned officers and directors of The Bear Stearns Companies Inc., hereby severally constitute Alan C. Greenberg, James E. Cayne and William J. Montgoris, and any of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our name in the capacities indicated below, any and all amendments to this registration statement on Form S-8 filed by The Bear Stearns Companies Inc. with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in such capacities to enable The Bear Stearns Companies Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys, or any of them, to any and all such amendments.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                                  TITLE                             DATE
---------                                                  -----                             ----

/s/ Alan C. Greenberg                             Chairman of the Board and Director     June 29, 1998
-------------------------------------
Alan C. Greenberg


/s/ James E. Cayne                                President and Chief                    June 29, 1998
--------------------------------------
James E. Cayne                                    Executive Officer (Principal Executive
                                                  Officer); Director


/s/ Carl D. Glickman                              Director                               June 29, 1998
--------------------------------------
Carl D. Glickman


--------------------------------------            Director
Donald J. Harrington




                                      II-2


--------------------------------------            Director
William L. Mack


/s/ Frank T. Nickell                              Director                                June 29, 1998
---------------------------------------
Frank T. Nickell


--------------------------------------            Director
Frederic V. Salerno


/s/ Vincent Tese                                  Director                                June 29, 1998
--------------------------------------
Vincent Tese


--------------------------------------           Director
Fred Wilpon


/s/ Samuel L. Molinaro Jr.                        Senior Vice President-                  June 29, 1998
--------------------------------------
Samuel L. Molinaro Jr.                            Finance and
                                                  Chief Financial Officer
                                                  (Principal Accounting
                                                  Officer and Principal
                                                  Financial Officer)


                                      II-3


NYFS04...:\25\22625\0110\1324\FRM6298L.33A

                                  Exhibit Index
                                  -------------

         Exhibit
         Number            Description
         -------           -----------

         4(a)(1)    --     Restated Certificate of Incorporation of the
                           Registrant (incorporated by reference to Exhibit 4(a) to the Registration Statement on Form S-3 (File No.
                           333-57083).

         4(a)(2)    --     Certificate of Stock Designation relating to the
                           Registrant's Adjustable Rate Cumulative Preferred
                           Stock, Series A (incorporated by reference to Exhibit
                           4(a)(6) to the Registration Statement on Form S-8
                           (File No. 33-49979)).

         4(a)(3)    --     Certificate of Stock Designation relating to the
                           Registrant's Cumulative Preferred Stock, Series B
                           (incorporated by reference to Exhibit 4(a)(12) to the Registration Statement on Form S-8 (File No.
                           33-49979)).

         4(a)(4)    --     Certificate of Stock Designation relating to the
                           Registrant's Cumulative Preferred Stock, Series C
                           (incorporated by reference to Exhibit 4(a)(13) to the Registration Statement on Form S-8 (File No.
                           33-49979)).

         4(a)(5)    --     Certificate of Stock Designation relating to the
                           Registrant's Cumulative Preferred Stock, Series E
                           (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on January
                           14, 1998).

         4(a)(6)    --     Certificate of Stock Designation relating to the
                           Registrant's Cumulative Preferred Stock, Series F
                           (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on April 20,
                           1998).

         4(a)(7)    --     Certificate of Stock Designation relating to the
                           Registrant's Cumulative Preferred Stock, Series G
                           (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on June 18,
                           1998).

         4(b)       --     Amended and Restated By-laws of the Registrant
                           (filed as Exhibit (3)(b) to the Registrant's
                           Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1997).

         23         --     Consent of Deloitte & Touche LLP.

         24         --     Power of attorney (included in the signature pages
                           to the Registration Statement).